Exhibit 99.3

SUMMARY SELECTED PRO FORMA CONDENSED COMBINED DATA

The following table shows selected financial information on a pro forma combined basis giving effect to the Merger (which is known as “pro forma” information) as if the Merger had become effective as of the date presented, in the case of the balance sheet information, and at the beginning of the period presented, in the case of the income statement information. The pro forma information reflects the acquisition method of accounting.

Farmers anticipates that the Merger will provide the combined company with financial benefits that include reduced operating expenses and greater revenue. The pro forma information, while helpful in illustrating the financial characteristics of Farmers following the Merger under one set of assumptions, does not reflect these benefits and, accordingly, does not attempt to predict or suggest future results. The pro forma information also does not necessarily reflect what the historical results of Farmers would have been had the companies been combined during these periods.

The exchange ratio of 1.75 was used in preparing this selected pro forma information. You should read this summary pro forma information in conjunction with the information under “Unaudited Pro Forma Condensed Combined Consolidated Financial Information Related to the Merger” and with the historical information in this document on which it is based.

	At June 30, 2021
	(In thousands)
Pro forma combined balance sheet data:
Total assets	$4,049,554
Loans, net	2,421,785
Deposits	3,457,210
Total stockholders’ equity	446,789

	Six Months Ended June 30, 2021	Year Ended December 31, 2020
	(In thousands)	(In thousands)
Pro forma combined income statement data:
Interest income	$69,343	$138,199
Interest expense	5,248	19,267

Net interest income	64,095	118,932
Provision for credit losses	475	10,675

Net interest income after provision for credit losses	63,620	108,257
Non-interest income	23,704	44,655
Non-interest expense	45,768	93,946

Income before income taxes	41,556	58,966
Provision for income taxes	7,073	9,649

Net income	$34,483	$49,317

Pro forma per share data:
Basic earnings	$1.02	$1.46
Diluted earnings	$1.02	$1.45

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED

FINANCIAL INFORMATION RELATING TO THE MERGER

The following unaudited pro forma condensed consolidated combined financial information and explanatory notes show the historical financial positions and results of operations of Farmers and Cortland, and have been prepared to illustrate the effects of the Merger under the acquisition method of accounting with Farmers treated as the acquirer. The unaudited pro forma condensed combined consolidated balance sheet as of June 30, 2021 gives effect to the Merger as if the transaction had occurred on June 30, 2021. The unaudited pro forma condensed combined income statements for the six months ended June 30, 2021 and year ended December 31, 2020, give effect to the Merger as if the transaction had become effective beginning on the first day of the fiscal years presented. Certain reclassifications have been made to Cortland’s historical financial information in order to conform to Farmers’ presentation of financial information.

The unaudited pro forma condensed combined consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the results of operations or financial condition had the Merger been completed on the dates described above, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined entities. The pro forma financial information includes estimated adjustments, including adjustments to record assets and liabilities of Cortland at its fair value, and represents the pro forma estimates by Farmers based on available fair value information as of the date of the Merger Agreement. In some cases, where noted, more recent information has been used to support estimated adjustments in the pro forma financial information. The adjustments included in this unaudited pro forma condensed combined financial information are preliminary and may be revised. The pro forma information also does not reflect the benefits of expected cost savings or any potential impacts of potential revenue enhancements and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had the companies been combined during these periods.

The actual value of Farmers common shares to be recorded as consideration in the Merger will be based on the closing price of Farmers common shares at the time of the Merger completion date. The proposed Merger is expected to be completed in the fourth quarter of 2021, but there can be no assurance that the Merger will be completed as anticipated. For purposes of the pro forma financial information, the fair value of Farmers common shares to be issued in connection with the Merger was based on Farmers’ closing price of $15.51 as of June 30, 2021. The cash portion of the consideration along with Merger expenses will be funded with the sale of securities.

The pro forma adjustments included herein are subject to change depending on changes in interest rates and the components of assets and liabilities, and as additional information becomes available and additional analyses are performed. The final allocation of the purchase price for the Merger will be determined after it is completed and after completion of thorough analyses to determine the fair value of Cortland’s tangible and identifiable intangible assets and liabilities as of the date the Merger is completed. Increases or decreases in the estimated fair values of the net assets as compared with the information shown in the unaudited pro forma condensed combined consolidated financial information may change the amount of the purchase price allocated to goodwill and other assets and liabilities and may impact Farmers’ statement of income due to adjustments in yield and/or amortization of the adjusted assets or liabilities. Any changes to Cortland’s shareholders’ equity, including results of operations from December 31, 2020, through the date the Merger is completed, will also change the purchase price allocation, which may include the recording of a lower or higher amount of goodwill. The final adjustments may be materially different from the unaudited pro forma adjustments presented herein.

Farmers anticipates that the Merger will provide the combined company with financial benefits that include reduced operating expenses. Farmers expects to realize cost savings of approximating 39% of the anticipated non-interest expense of Cortland. These cost savings are not included in these pro forma statements and there can be no assurance that estimated cost savings will be realized.

The unaudited pro forma condensed combined financial information is provided for illustrative information purposes only. The unaudited pro forma condensed combined financial information is not necessarily, and should not be assumed to be, an indication of the actual results that would have been achieved had the Merger been completed as of the dates indicated or that may be achieved in the future. The unaudited pro forma condensed combined consolidated financial information should be read in conjunction with (i) the accompanying Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Information; (ii) Farmers unaudited historical consolidated financial statements and accompanying notes as of and for the six months ended June 30, 2021, included in Farmers’ Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, and incorporated by reference in this proxy statement/prospectus, (iii) Farmers’ audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2020, included in Farmers’ Annual Report on Form 10-K for the year ended December 31, 2020, and incorporated by reference in this proxy statement/prospectus; (iv) Cortland’s historical consolidated financial statements and the related notes incorporated by reference in this proxy statement/prospectus. See “Where You Can Find More Information” in the forepart of this document.

The unaudited pro forma shareholders’ equity and net income are qualified by the statements set forth under this caption and should not be considered indicative of the market value of Farmers’ common shares or the actual or future results of operations of Farmers for any period. Actual results may be materially different than the pro forma information presented.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET AS OF JUNE 30, 2021

	FMNB	CLDB	Pro Forma Adjustments		Pro Forma Combined	Pro Forma Notes
ASSETS
Cash and cash equivalents	$149,357	$73,265		$—	$222,622
Securities available for sale (including equity securities)	1,002,929	174,344		(38,745)	1,138,528	A
Loans held for sale	1,922	3,519			5,441
Loans	1,959,865	491,986		(660)	2,451,191	B
Allowance for credit losses	(24,806)	(5,979)		1,379	(29,406)	C

Net Loans	1,935,059	486,007		719	2,421,785

Premises and equipment, net	24,857	11,263		(1,000)	35,120	D
Bank owned life insurance	51,906	21,394			73,300
Goodwill	45,775	—		32,587	78,362	E
Other intangibles	3,210	—		2,937	6,147	F
Other assets	45,043	23,206			68,249

Total assets	$3,260,058	$792,998		$(3,502)	$4,049,554

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing	$663,640	$222,527	$		$886,167
Interest-bearing	2,115,183	455,106		754	2,571,043	G

Total deposits	2,778,823	677,633		754	3,457,210

Short-term borrowings	3,828	2,897			6,725
Long-term borrowings	74,541	15,155		(1,662)	88,034	H
Other liabilities	35,958	14,090		748	50,796	I

Total liabilities	2,893,150	709,775		(160)	3,602,765

Commitments and contingent liabilities
Stockholders’ Equity:
Common stock	208,312	23,641		62,802	294,755	J
Additional paid-in-capital	—	21,087		(21,087)	—	K
Retained earnings	160,042	45,185		(51,747)	153,480	L
Accumulated other comprehensive income	16,804	3,892		(3,892)	16,804	M
Treasury stock	(18,250)	(10,582)		10,582	(18,250)	N

Total stockholders’ equity	366,908	83,223		(3,342)	446,789

Total liabilities and stockholders’ equity	$3,260,058	$792,998		$(3,502)	$4,049,554

Shares outstanding	28,321,894	4,256,187		1,317,162	33,895,243

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENTS OF INCOME FOR THE SIX MONTHS ENDED JUNE 30, 2021

(In thousands, except per share data)	FMNB	CLDB	Pro Forma Adjustments	Pro Forma Combined	Pro Forma Notes
Interest and dividend income:
Loans, including fees	$47,382	$11,965	$83	$59,430	O
Taxable securities	4,230	386	(693)	3,924	P
Tax exempt securities	4,416	1,142		5,558
Federal funds sold and other	371	61		432

Total interest income	56,399	13,554	(610)	69,343
Interest expense:
Deposits	4,055	840	(377)	4,518	Q
Borrowings	587	105	38	730	R

Total interest expense	4,642	945	(339)	5,248

Net interest income	51,757	12,609	(271)	64,095
Provision for credit losses	475	—	—	475

Net interest income after provision for credit losses	51,282	12,609	(271)	63,620
Non-interest income:
Service charges on deposit accounts	1,598	598		2,196
Net increase from bank owned life insurance	584	228		812
Security gains	520	56		576
Trust fees	4,594	—		4,594
Insurance agency commissions	1,949	—		1,949
Retirement plan consulting fees	709	—		709
Net gains on sale of loans	5,685	1,514		7,199
Investment commissions	1,027	18		1,045
Debit card and EFT fees	2,310	450		2,760
Other operating income	1,479	385		1,864

Total non-interest income	20,455	3,249	—	23,704

Non-interest expense:
Salaries and employee benefits	19,842	5,602		25,444
Occupancy and equipment	4,165	1,221	(18)	5,368	S
Core processing charges	1,458	151		1,609
State and local taxes	1,105	327		1,432
Professional fees	1,886	437		2,323
Advertising	456	156		612
Intangible amortization	632	—	267	899	T
FDIC insurance	290	88		378
Other operating expenses	5,368	2,335		7,703

Total non-interest expense	35,202	10,317	249	45,768
Income before income taxes	36,535	5,541	(520)	41,556
Provision for income taxes	6,404	778	(109)	7,073	U

Net income	$30,131	$4,763	$(411)	$34,483

Basic earnings per common share:
Earnings per share	$1.07	$1.14		$1.02
Weighted average shares outstanding	28,230,409	4,174,572	1,304,554	33,709,535	V
Diluted earnings per common share:
Earnings per share	$1.06	$1.14		$1.02
Weighted average shares outstanding	28,336,145	4,190,224	1,309,445	33,835,814	V

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENTS OF INCOME FOR THE YEAR ENDED DECEMBER 31, 2020

(In thousands, except per share data)	FMNB	CLDB	Pro Forma Adjustments	Pro Forma Combined	Pro Forma Notes
Interest and dividend income:
Loans, including fees	$98,379	$23,620	$166	$122,165	W
Taxable securities	5,423	1,199	(1,386)	5,236	X
Tax exempt securities	7,684	2,105		9,789
Federal funds sold and other	841	168		1,009

Total interest income	112,327	27,092	(1,220)	138,199
Interest expense:
Deposits	14,381	3,378	(754)	17,005	Y
Borrowings	1,755	431	76	2,262	Z

Total interest expense	16,136	3,809	(678)	19,267

Net interest income	96,191	23,283	(542)	118,932
Provision for loan losses	9,100	1,575	—	10,675

Net interest income after provision for loan losses	87,091	21,708	(542)	108,257
Non-interest income:
Service charges on deposit accounts	3,682	1,332		5,014
Net increase from bank owned life insurance	795	398		1,193
Security gains	380	140		520
Trust fees	7,632	—		7,632
Insurance agency commissions	3,124	—		3,124
Retirement plan consulting fees	1,523	—		1,523
Net gains on sale of loans	12,273	3,896		16,169
Investment commissions	1,530	37		1,567
Debit card and EFT fees	3,927	771		4,698
Other operating income	2,289	926		3,215

Total non-interest income	37,155	7,500	—	44,655

Non-interest expense:
Salaries and employee benefits	39,826	10,805		50,631
Occupancy and equipment	7,254	2,495	(36)	9,713	AA
Core processing charges	3,551	268		3,819
State and local taxes	2,138	593		2,731
Professional fees	2,733	1,155		3,888
Advertising	1,531	214		1,745
Intangible amortization	1,327	—	534	1,861	BB
FDIC insurance	750	176		926
Other operating expenses	14,864	3,768		18,632

Total non-interest expense	73,974	19,474	498	93,946
Income before income taxes	50,272	9,734	(1,040)	58,966
Provision for income taxes	8,396	1,471	(218)	9,649	CC

Net income	$41,876	$8,263	$(822)	$49,317

Basic earnings per common share:
Earnings per share	$1.48	$1.97		$1.46
Weighted average shares outstanding	28,266,509	4,185,687	1,308,027	33,760,223	V
Diluted earnings per common share:
Earnings per share	$1.47	$1.97		$1.45
Weighted average shares outstanding	28,393,996	4,196,673	1,311,460	33,902,129	V

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Balance Sheet	June 30, 2021
(Dollars in thousands)
A - Adjustments to available for sale securities
To reflect estimated seller after-tax deal expenses	$(2,459)
To reflect estimated buyer after-tax deal expenses	(6,561)
To reflect cash consideration of Cortland’s outstanding common shares	(29,725)

$(38,745)

B - Adjustments to loans
To reflect the credit mark for Cortland’s non-purchase credit deteriorated loans	$(3,900)
To reflect portfolio loans at fair value for current interest rates	3,240

$(660)

C - Adjustments to allowance for credit losses
To eliminate Cortland’s allowance for loan losses	$5,979
To record the credit mark for Cortland’s loans designated as purchase credit deteriorated (PCD loans)	(4,600)

$1,379

D - Adjustments to premises and equipment
To reflect estimated fair value of buildings acquired. The adjustment will be accreted into income over 27.5 years on a straight-line basis.	$(1,000)

E - Adjustments to goodwill
To reflect goodwill created as a result of the merger	$32,587

F - Adjustments to other intangibles
To record estimated fair value of acquired identifiable intangible assets, calculated as 0.48% of Cortland’s core deposits. Core deposits represent total deposits less time deposits. The acquired core deposit intangible will be amortized over 10 years using a sum-of-the-years digits amortization	$2,937

G - Adjustments to interest-bearing deposits
To record estimated fair value based on current market rates for similar products.
The adjustment will be accreted into income over one year	$754

H - Adjustments to long-term borrowings
To record estimated fair value of FHLB advances. The adjustment will be accreted into income over 4 years on a straight-line basis	$195
To record estimated fair value of TRUPs. The adjustment will be amortized into income over 15 years on a Straight-line basis	(1,857)

$(1,662)

I - Adjustments to other assets
To reflect net deferred tax asset as a result of the merger fair value adjustments	$748

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Balance Sheet	June 30, 2021
(Dollars in thousands)
J - Adjustments to common stock
To eliminate Cortland’s historical common stock	$(23,641)
To reflect issuance of common stock to Cortland’s shareholders	86,443

$62,802

K - Adjustments to additional paid-in-capital
To eliminate Cortland’s additional paid-in-capital	$(21,087)

L - Adjustments to retained earnings
To eliminate Cortland’s retained earnings	$(45,185)
To reflect buyer’s estimated after-tax merger expenses	(6,562)

$(51,747)

M - Adjustments to accumulated other comprehensive income
To eliminate Cortland’s accumulated other comprehensive income	$(3,892)

N - Adjustments to treasury stock
To eliminate Cortland’s treasury stock	$10,582

Income Statement – Adjustments for the Six Months Ended June 30, 2021
O - Adjustments to loan income
To reflect net accretion of loan credit mark and amortization of loan rate mark, both over an estimated 4 year average life	$83

P - Adjustments to taxable securities income
To reflect lost interest income due to sale of securities to provide cash for the transaction	$(195)
To reflect the fair value of securities which will be amortized into income over 5 years	(498)

$(693)

Q - Adjustment to deposit expense
To reflect accretion of deposit rate mark over an estimated one-year average life	$(377)

R - Adjustments to long-term borrowing expense
To reflect the fair value of Cortland’s FHLB advances which will be amortized into income over 4 years	$(24)
To reflect the fair value of Cortland’s TRUPs which will be amortized into income over 15 years	62

$38

S - Adjustment to occupancy and equipment expense
To reflect accretion of Cortland’s fair value adjustment on buildings which will be amortized over 27.5 years	$(18)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Income Statement	June 30, 2021
(Dollars in thousands)
T - Adjustment to intangible amortization expense
To reflect the amortization of the acquired core deposit intangible asset over 10 years by the sum of the years digits method	$267

U - Adjustment to income tax expense
To reflect the income tax effect of pro forma adjustments at estimated marginal tax rate of 21%	$(109)

V - Adjustment to average shares outstanding

To arrive at consolidated pro forma average shares outstanding, Cortland’s respective average outstanding shares were multiplied by the exchange ratio of 1.75 and then added to Farmers respective average outstanding shares

Adjustments for the Twelve Months Ended December 31, 2020
W - Adjustments to loan income
To reflect net accretion of loan credit mark and amortization of loan rate mark, both over an estimated 4 year average life	$166

X - Adjustments to taxable securities income
To reflect lost interest income due to sale of securities to provide cash for the transaction	$(390)
To reflect the fair value of securities which will be amortized into income over 5 years	(996)

$(1,386)

Y - Adjustment to deposit expense
To reflect accretion of deposit rate mark over an estimated one-year average life	$(754)

Z - Adjustments to long-term borrowing expense
To reflect the fair value of Cortland’s FHLB advances which will be amortized into income over 4 years	$(49)
To reflect the fair value of Cortland’s TRUPs which will be amortized into income over 15 years	125

$76

AA - Adjustment to occupancy and equipment expense
To reflect accretion of Cortland’s fair value adjustment on buildings which will be amortized over 27.5 years	$(36)

BB - Adjustment to intangible amortization expense
To reflect the amortization of the acquired core deposit intangible asset over 10 years by the sum of the years digits method	$534

CC - Adjustment to income tax expense
To reflect the income tax effect of pro forma adjustments at estimated marginal tax rate of 21%	$(218)

UNAUDITED COMPARATIVE PER SHARE DATA

The following table summarizes selected share and per share information about Farmers and Cortland giving effect to the Merger (which is referred to as “pro forma” information). The data in the table should be read together with the financial information and the financial statements of Farmers and Cortland incorporated by reference or included in this proxy statement/prospectus. The pro forma information is presented as an illustration only. The data does not necessarily indicate the combined financial position per share or combined results of operations per share that would have been reported if the Merger had occurred when indicated, nor is the data a forecast of the combined financial position or combined results of operations for any future period.

The information about book value per share and shares outstanding assumes that the Merger took place as of the dates presented and is based on the assumptions set forth in the preceding unaudited pro forma condensed combined consolidated balance sheet. The information about dividends and earnings per share assumes that the Merger took place as of the periods presented and is based on the assumptions set forth in the preceding unaudited pro forma condensed combined consolidated income statement. No pro forma adjustments have been included to reflect potential effects of the Merger related to integration expenses, cost savings or operational synergies which are expected to be obtained by combining the operations of Farmers and Cortland, or the costs of combining the companies and their operations. It is further assumed that Farmers will pay a cash dividend after the completion of the Merger at the annual rate of $0.11 per common share. The actual payment of dividends is subject to numerous factors, and no assurance can be given that Farmers will pay dividends following the completion of the Merger or that dividends will not be reduced in the future.

	FMNB Historical	CLDB Historical	Pro Forma Combined(1)(2)(3)	Equivalent Pro Forma CLDB(4)
Basic Net Income Per Common Share
Six months ended June 30, 2021	$1.07	$1.14	$1.02	$1.79
Year ended December 31, 2020	$1.48	$1.97	$1.46	$2.56
Diluted Net Income Per Common Share
Six months ended June 30, 2021	$1.06	$1.14	$1.02	$1.79
Year ended December 31, 2020	$1.47	$1.97	$1.45	$2.54
Dividends Declared Per Common Share
Six months ended June 30, 2021	$0.22	$0.34	$0.22	$0.39
Year ended December 31, 2020	$0.44	$0.61	$0.44	$0.77
Book Value Per Common Share
June 30, 2021	$12.95	$19.55	$13.17	$23.05

(1)

The pro forma combined book value per FMNB common share is based on the pro forma combined common stockholders’ equity for the merged entities divided by total pro forma common shares of the combined entities

(2)	Pro forma dividends per share represent FMNB’s historical dividend per common shares.
(3)

The pro forma combined diluted net income per FMNB’s common share is based on the pro forma combined diluted net income for the merged entities divided by total pro forma diluted common shares of the combined entities.

(4)	Represents the Pro Forma Combined information multiplied by the 1.75 exchange ratio.